                                                                    JENNER&BLOCK

January 21, 2004                    Jenner & Block LLP           Chicago
                                    601 Thirteenth Street, NW    Dallas
                                    Suite 1200 South             Washington, DC
                                    Washington, DC 20005-3823
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                                    www.jenner.com

EMCORE Corporation
145 Belmont Drive
Somerset, NJ 08873

Re:      Registration of Securities on Form S-4

Ladies and Gentlemen:

         We are acting as special counsel to EMCORE Corporation, a New Jersey corporation (the "Company"), in connection with the registration by the Company of $88,962,500 aggregate principal amount of the Company's 5% Convertible Senior
Subordinated Notes due 2011 (the "Notes") and shares of common stock of the
Company, no par value per share issuable upon conversion of the notes (the
"Conversion Shares"), and, if the Company exercised its right to provisionally redeem the Notes, at its option, in payment of the early call premium (the
"Provisional Redemption Shares"), and that will be issued in combination with the Notes in exchange for the Company's 5% Convertible Subordinated Notes due
2006 (the "Exchange Shares" and, collectively with the Conversion Shares and the
Provisional Redemption Shares, the "Shares"), pursuant to a Registration
Statement on Form S-4 (Registration No. 333-111585) filed with the Securities and Exchange Commission (the "Commission") on December 24, 2004 under the
Securities Act of 1933, as amended (the "Securities Act") (such Registration
Statement, as amended or supplemented, the "Registration Statement").

         The Notes are to be issued pursuant to an Indenture (the "Indenture"), the form of which has been filed as Exhibit 4.3 to the Registration Statement, to be entered into between the Company and Deutsche Bank Trust Company Americas,
as trustee.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (a) the corporate and organizational documents of the Company, (b) certain minutes and records of the corporate proceedings of the Company, (c) the Indenture, (d) a specimen of the Notes, (e) a specimen certificate representing the Shares and
(f) the Registration Statement and exhibits thereto.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have

EMCORE
January 21, 2004

relied upon statements and representations of officers and other representatives of the Company and others. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

         Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, we are of the opinion that:

         1. When, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the Indenture shall have been duly authorized, executed and delivered by the Company and the
Trustee, (c) the Notes shall have been duly issued in the form and containing the terms described and provided in the Prospectus, the Indenture and the respective Company corporate proceedings, and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect thereto shall have been obtained, and (d)
the Notes shall have been duly executed by the Company and duly authenticated by the trustee and delivered to the purchasers against payment of the agreed consideration, the Notes when issued will be legally issued and binding obligations of the Company.

         2. When any of the Conversion Shares shall have been issued in accordance with the terms of the Indenture upon conversion of the Notes, the
Conversion Shares so issued will be legally issued, fully paid and nonassessable.

         3. When any of the Provisional Redemption Shares shall have been issued in accordance with the terms of the Indenture, the Provisional Redemption Shares so issued will be legally issued, fully paid and nonassessable.

         4. When any of the Exchange Shares shall have been issued in accordance with the terms described in the Registration Statement, the Exchange Shares so
issued will be legally issued, fully paid and nonassessable.

         Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of (a)
any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (c)
public policy considerations which may limit the rights of parties to obtain certain remedies and (d) other commonly recognized statutory and judicial constraints on enforceability, including, without limitation, statutes of limitations.

         Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the New Jersey
Business Corporation Act, constitution and reported judicial decisions of the
State of New Jersey or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances

EMCORE
January 21, 2004

particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We have assumed without investigation that there has been no relevant change or development between the date of such certificate and the date of this letter.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Securities.

         This opinion is furnished to you in connection with the filing of the
Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws identified above be changed by legislative action, judicial decision or otherwise.

         We hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Jenner & Block LLP

                                    Jenner & Block LLP